                                                                    EXHIBIT 3.1O


                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 01/29/1997
                                                      971031088 - 2559401

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT


It is hereby certified that:

1.   The name of the corporation (hereinafter called the "corporation") is

                    WITCO EUROPE FINANCIAL SERVICES COMPANY

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System. Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 1/20/1997

                                                   /s/ Arthur C. Fullerton
                                                   -----------------------------
                                                   Authorized Officer
                                                   Arthur C. Fullerton, V.P.